EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form SB-2 of Advanced BioEnergy, LLC of the following reports appearing in the prospectus, which is part of this registration statement:

•                  our report dated January 19, 2006 relating to our audit of the financial statements of Advanced BioEnergy, LLC as of September 30, 2005, and the related statements of operations, changes in members’ equity and cash flows for the period from January 4, 2005 (date of inception) to September 30, 2005; and

•                  our report dated August 28, 2006 relating to our audits of the consolidated financial statements of Advanced BioEnergy, LLC & subsidiary as of June 30, 2006, and the related statements of operations, changes in members’ equity and cash flows for the nine months ended June 30, 2006 and for the period from January 4, 2005 (date of inception) to June 30, 2006.

We also consent to the reference to our firm under the caption “Experts” in such prospectus.

/s/ MCGLADREY & PULLEN LLP

Des Moines, Iowa
September 13, 2006